Exhibit f

[Form of Second Amended and Restated Loan and Security Agreement]

SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

Dated as of August [ ], 2010

Between

FULL CIRCLE CAPITAL CORPORATION

(Borrower)

and

FCC, LLC, d/b/a First Capital

(Lender)

TABLE OF CONTENTS

Attachments:

Schedule
Exhibit A - Form of Borrowing Base Certificate
Exhibit B - Credit Policy
Exhibit C - Form of Distribution Note

Exhibit D - Representations regarding Accounts, Collateral, and Contracts
Exhibit E –Form of Compliance Certificate

-ii-

SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of this [ ]th day of August, 2010 between FULL CIRCLE CAPITAL CORPORATION, a Maryland corporation (“Borrower”), and FCC, LLC, d/b/a FIRST CAPITAL, a Florida limited liability company (“Lender”).

RECITALS:

WHEREAS, Lender and Existing Borrowers (as such term and other capitalized terms used herein without definition are defined in Section 1 below) are parties to the Existing Loan Agreements, pursuant to which Lender provided certain loans to Existing Borrowers; and

WHEREAS, pursuant to the Contribution Documents, Existing Borrowers have contributed certain assets to Borrower in consideration of, among other things, the assumption by Borrower of all Obligations of each Existing Borrower under and as defined in the Existing Loan Agreements; and

WHEREAS, Borrower has requested that each of the Existing Loan Agreements be amended and restated in order to make the credit facility described herein available to Borrower; and

WHEREAS, Lender has agreed to amend and restate the Existing Loan Agreements and to make the credit facility described herein available to Borrower on the terms and conditions described herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.           Definitions.  For purposes of this Agreement:

“Accounts” means all presently existing or hereafter arising accounts receivable (including medical and health-care-insurance receivables), Loan Accounts, book debts, notes, drafts and acceptances and other forms of obligations now or hereafter owing to a Person, whether arising from the sale or lease of goods or the rendition of services such Person (including any obligation that might be characterized as an account, contract right, general intangible or chattel paper under the UCC), all of a Person’s rights in, to and under all purchase orders now or hereafter received by such Person for goods and services, all proceeds from the sale of Inventory, all monies due or to become due to a Person under all contracts for the sale or lease of goods or the rendition of services by a Person (whether or not yet earned) (including the right to receive the proceeds of said purchase orders and contracts), all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by a Person that correspond to any of the foregoing.

“Administration Agreement” means that certain Administration Agreement between Borrower and Administrator, pursuant to which Administrator agrees to provide certain administrative services to Borrower.

“Administrator” means Full Circle Service Company, LLC, a Delaware limited liability company.

“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person other than, with respect to the Loan Accounts, (i) any lien, security interest, charge, encumbrance or other right or claim in favor of Lender (or the Servicer on behalf of Lender), (ii) any rights with respect to the underlying collateral granted to Borrower under the related Contract or (iii) any Permitted Lien.

“Affiliate” means, with respect to a Person, (a) any family member, officer, director, employee or managing agent of such Person, and (b) any other Person (i) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that, directly or indirectly beneficially owns or holds 15% or more of any class of voting stock or partnership or other interest of such Person or any subsidiary of such Person, or (iii) 15% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.  For the avoidance of doubt, direct or indirect beneficial ownership of warrants shall not constitute ownership of voting stock until such time as such warrants are exercised.

“Agreement Date” means the date as of which this Agreement is dated.

“Approved Assignment Agreement” means such form of assignment agreement as Lender may approve from time to time to by which Borrower acquires the Contracts and all rights thereunder.

“Assigned Documents” shall have the meaning set forth in Section 5(a) hereof.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(a)          a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)          such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Borrowing Base” has the meaning set forth in Item 1 of the Schedule.

“Borrowing Base Certificate” means the certificate, substantially in the form of Exhibit A, with appropriate insertions, to be submitted to Lender by Borrower pursuant to this Agreement and certified as true and correct by each of the chief executive officer and chief financial officer of Borrower.

“Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Oklahoma or which is a day on which Lender is otherwise closed for transacting business with the public.

“Cash Equivalents” means cash deposited/credited in a deposit or collection account owned by Lender or any Affiliate of Lender that has not been applied in reduction of the Obligations and amounts held on deposit in an escrow account owned by Lender or an Affiliate of Lender.

“Client” means each Person obligated to make payments under a Contract.

“Collateral” has the meaning set forth in Section 5(b).

“Collateral File” means with respect to the Collateral:

(a)          original, executed copies of the related (i) loan agreement and promissory note, if any, together with a fully executed allonge attached thereto, or chattel paper, if any, (ii) security agreement, (iii) insurance certificate, to the extent any insurance certificate exists for such Collateral, (iv) a  file-stamped copy of the related UCC financing statement for the related Client and or Contract Debtor (all of the foregoing items to be in form and substance satisfactory to Lender) and (v) a file-stamped copy of any UCC-3 partial release or termination filing needed so that Lender, receives a first priority perfected security interest (subject only to Permitted Liens) in such Collateral (all of the foregoing items to be in form and substance satisfactory to Lender);

(b)          the original, executed copy of each Contract (together with any and all amendments thereto and any and all related participation agreements) and any security or other agreements, assignment agreements, documents and instruments related thereto and original, executed copies of the related (i) personal guaranty, (ii) vendor guaranty, (iii) corporate resolution, (iv) affidavit for judgment by confession, (v) automatic payment plan authorization form, (vi) bailee agreement, (vii) landlord’s consent and (viii) landlord’s waiver (all of the foregoing items to be in form and substance satisfactory to Lender);

(c)          if such Collateral is at any time secured, entirely or in part, by Real Property or other real estate, original, executed copies of the related (i) mortgage note, if any (with allonge attached thereto), (ii) mortgage (together with, a copy of such recorded mortgage and evidence that all related mortgage tax has been paid) or leasehold assignment, (iii) assignments of mortgage from any originator to Borrower and from Borrower to Lender and, within (10) days of the pledge of such Collateral, evidence of transmittal of such assignments of mortgage or leasehold interest to the appropriate recording office and, promptly upon Borrower’s receipt of the recorded assignment of mortgage or leasehold interest in the appropriate recording office (and in any event within three (3) Business Days of such receipt), a copy of such recorded assignment of mortgage and evidence that all related mortgage tax has been paid), (iv) a title policy, (v) a hazard insurance policy and all riders thereto, and (vi) the assignment of leases and rents relative to such real estate, if applicable, with evidence of recording thereon;

(d)         an Approved Assignment Agreement covering any of the foregoing; and

(e)         such other documents in form and substance as Lender may require depending on the nature of the Collateral.

“Collection Account” means a special trust account into which deposits are required to be made in the name of Borrower and under the sole dominion and control of Lender; provided, that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of Borrower and Borrower shall be solely liable for any taxes payable with respect to the Collection Account.

“Collections” means, without duplication, all collections, payments, and proceeds (including insurance proceeds) received in payment of or related to the Accounts, Contracts or Collateral, all amounts received on the sale, liquidation or other disposition of the Collateral, all recoveries or liquidation proceeds, all amounts paid to Borrower pursuant to the terms of any Approved Assignment Agreement, all amounts paid to the Servicer or Borrower under any hedging agreements and all other payments received with respect to, or in connection with the Accounts, Contracts or Collateral, all cash receipts and proceeds in respect of the Accounts, Contracts or Collateral from any source whatsoever.

“Contract” means a Loan Agreement, together with all schedules, supplements and amendments thereto, promissory note or chattel paper related thereto and each other document or instrument related thereto.

“Contract Debtor” means a party obligated to make payments to any Client.

“Contribution” means the contribution by Existing Borrowers to Borrower of certain assets of each Existing Borrower and the assumption by Borrower of all debts, liabilities and other obligations of each Existing Borrower to Lender and Lender’s Affiliates, in each case pursuant to, and as more fully described in, the Contribution Documents.

“Contribution Documents” means that certain Purchase and Sale Agreement dated August [ ], 2010 among Borrower, Existing Borrowers and Lender, together with all other agreements, instruments, opinions of counsel and other documents executed and/or delivered in connection with the Contribution.

“Credit Policy” means the credit and collection policy of Borrower heretofore delivered to Lender and attached hereto as Exhibit B, as such policy may hereafter be amended, modified or supplemented from time to time in compliance with this Agreement.

“Default” has the meaning set forth in Section 13(a).

“Distribution Notes” means unsecured promissory notes of Borrower in an aggregate principal amount not to exceed $5,000,000 payable to investors in the Existing Borrowers and issued on or about the Agreement Date in connection with the Contribution, in the form attached hereto as Exhibit C.

“Eligible Accounts” means all Eligible Loan Accounts and Eligible Restructured Loan Accounts.

“Eligible Loan Accounts” means those Loan Accounts (i) which have been validly entered into by Borrower under a Loan Agreement and (ii) which comply with all of Borrower’s warranties, covenants and representations to Lender, provided however, that Eligible Loan Account shall not include the following:

(a)         any Loan Account with respect to which any required payment has remained unpaid for more than 30 days past the applicable due date, provided, however, that subject to the other terms of this Agreement, Loan Accounts with payments that are more than 30 but less than 60 days past due may be eligible up to 75% of the amount of such Loan Account and Loan Accounts with payments that are more than 60 but less than 90 days past due may be eligible up to 35% of the amount of such Loan Account;

(b)         Loan Accounts with respect to which the Client is an Affiliate of Borrower;

(c)         Unless otherwise agreed by Lender, Loan Accounts with respect to which the Client (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of which the United States of America or any state or territory thereof; or (iii) is the government of any foreign country or any state, province, municipality, or other political subdivision thereof; except to the extent that such Loan Account is secured or payable by a letter of credit satisfactory to Lender in its sole discretion;

(d)         Unless otherwise consented by Lender, Loan Accounts as to which the perfection, enforceability, or validity of Borrower’s collateral or security interest in such Loan Account, or Borrower’s right or ability to obtain direct payment to Lender of the proceeds of such Loan Account, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code;

(e)         Loan Accounts owing by a Client not previously approved in writing by Lender where the dollar value for the aggregate amount of Loan Accounts owed by such Client is greater than 20% of Borrower’s total Eligible Loan Accounts, but only to the extent of such excess;

(f)          Loan Accounts that may be subject to offset, contra account or recoupment;

(g)         those Loan Accounts where Lender, in Lender’s discretion, has notified Borrower that the Loan Account or Client is not acceptable to Lender;

(h)         any Loan Account with respect to all or part of which a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

(i)          any Loan Account with respect to which Borrower or Client has extended the time for payment without the consent of Lender;

(k)         any Loan Account with respect to which any one or more of the following events has occurred to the Client on such Loan Account:  death or judicial declaration of incompetency of a Client who is an individual; the filing by or against the Client of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Client for the benefit of creditors; the appointment of a receiver or trustee for the Client or for any of the assets of the Client, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Client of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Client; the sale, assignment, or transfer of all or any material part of the assets of the Client; the nonpayment generally by the Client of its debts as they become due; or the cessation of the business of the Client as a going concern;

(l)          any Loan Account which is evidenced by a note, draft, trade acceptance, chattel paper or other instrument for the payment of money where such instrument, document, chattel paper, note, draft, trade acceptance or other instrument has not been endorsed and delivered by Client to Borrower and by Borrower to Lender;

(m)         all Loan Accounts arising from a particular Client that has not executed a Loan Agreement in a form acceptable to Lender or for whom Borrower can not or does not certify, prior to the inclusion of any Loan Accounts from such Client in the Borrowing Base, that it has followed its Credit Policy and procedures with respect to such Client;

(n)         any Loan Account in which Lender does not have a duly perfected, first-priority security interest, subject to no other Lien;

(o)         Loan Accounts that are not originated, underwritten, managed and serviced in accordance with the Credit Policy;

(p)         Loan Accounts for which Lender has not received a complete set of underwriting documents, including, but not limited to, Client credit history and credit score, and such other information as Lender may require;

(q)         any Loan Account for which there is no valid, effective and enforceable policy of liability insurance where Lender is not named as an additional insured and loss payee under any policy of insurance covering any Collateral;

(r)          any Loan Accounts which do not remit payment to a bank account, lockbox or lockbox account under Lender’s control;

(s)          Loan Accounts for which Lender has not received a complete Collateral File within five (5) days of the loan closing or acquisition; and

(t)          that portion of Loan Accounts consisting of interest, fees or other amounts which do not represent the principal portion of a loan owing by a Client to Borrower.

“Eligible Restructured Loan Accounts” means those Loan Accounts (i) which have been validly entered into by Borrower under a Loan Agreement and (ii) which comply with all of Borrower’s warranties, covenants and representations to Lender regarding Eligible Loan Accounts except for those relating to Affiliate ownership but that meet the following criteria:

(a)         the Loan Account has been restructured pursuant to documentation acceptable to Lender;

(b)         the Loan Account has been performing in accordance with the restructured Loan Documents for at least 3 months;

(c)         a Bankruptcy Event has not occurred since the entering into of the restructured Loan Agreements and Borrower does not anticipate that a Bankruptcy Event will occur with respect to such Loan Account;

(d)         Borrower has observed and will observe all corporate formalities with respect to the management and operation of the Client; and

(e)         such Loan Account shall only constitute an Eligible Restructured Loan Account to the extent of the difference between the total amount of the Loan Account and the total of all indebtedness of the Client to all parties other than Borrower.

“Equipment” means all present and hereafter acquired machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property of every kind and description, together with all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

“Existing Borrower” means Full Circle Partners, LP, a Delaware limited partnership, or Full Circle Offshore, LLC, a Delaware limited liability company, and “Existing Borrowers” means both such Persons.

“Existing Loan Agreement” means (a) that certain Amended and Restated Loan and Security Agreement between Lender and Full Circle Partners, LP dated as of January 1, 2010, or (b) that certain Amended and Restated Loan and Security Agreement between Lender and Full Circle Offshore, LLC dated as of January 1, 2010, and “Existing Loan Agreements” means each such Amended and Restated Loan and Security Agreement.

“Existing Loan Document” means each “Loan Document” under and as defined in each of the Existing Loan Agreements.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

“General Intangibles” means all present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of a Person (including payment intangibles and any and all choses or things in action, goodwill, patents and patent applications, tradenames, servicemarks, trademarks and trademark applications, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than Goods and Accounts, as well as such Person’s books and records relating to any of the foregoing.

“Goods” means all present and hereafter acquired goods, as defined in the UCC, wherever located, including imbedded software to the extent included in “goods” as defined in the UCC, manufactured homes, and standing timber that is cut and removed for sale.

“Initial Public Offering” means the issuance of Borrower’s common stock in a public offering on the terms and conditions described in the Registration Statement.

“Insurance Policy” means, with respect to any Collateral, any insurance policy maintained by or on behalf of the Client or Contract Debtor pursuant to the related Contract that covers physical damage to the related Collateral or other collateral and general liability (including policies procured by Borrower or the Servicer, or any agent thereof, on behalf of the Client or Contract Debtor).

“Inventory” means all presently existing or hereafter acquired inventory as defined in the UCC, including goods held for sale or lease or to be furnished under a contract of service and all of a Person’s present and future raw materials, work in process, finished goods, shelving and racking upon which the inventory is stored and packing and shipping materials, wherever located, and any documents of title representing any of the above.

“Investment Advisor” means Full Circle Advisors, LLC, a Delaware limited liability company, in its capacity as the investment advisor of Borrower.

“Investment Advisor Agreement” means that certain investment advisor agreement between the Investment Advisor and Borrower dated on or about the Agreement Date.

“Lien” means any security interest, security title, mortgage, deed to secure debt, deed of trust, lien, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind in respect of any property, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Accounts” means the rights to repayments and other payments in respect of any and all advances extended from time to time before, on or after the date hereof by Borrower under a Loan Agreement that are owing to Borrower, including, without limitation, all rights with respect to the payment of principal, interest, fees, prepayment fees, default interest, costs, expenses and other amounts under such Loan Agreement, and all rights of a secured party (as such term is defined in the UCC) with respect to the unpaid balance of any amounts payable under such Loan Agreement, including, without limitation all proceeds of the foregoing and all enforcement rights in respect thereof.

“Loan Agreement” means a loan agreement, in a form approved by Lender in writing, pursuant to which Borrower advances to its Client loans secured by a perfected, first priority security interest (subject only to Permitted Liens) in accounts, general intangibles, goods, inventory, equipment, real estate, contract rights, or other Collateral approved in writing by Lender and that is in compliance in all respects with the requirement of the Credit Policy, together with all agreements, documents and instruments related thereto, as such loan agreement and agreements, documents and instruments may be amended from time to time with the written consent of Lender and otherwise in accordance with the Credit policy.

“Loan Documents” means, collectively, this Agreement and any other agreements, instruments, certificates (including any Borrowing Base Certificate) or other documents entered into in connection with this Agreement, the Contracts, Approved Assignment Agreements, Assigned Documents, Collateral Files, Records, collateral documents, letter of credit agreements, security agreements, pledges, guaranties, mortgages, deeds of trust, assignments and subordination agreements, and any other agreement executed by any Obligor or any Affiliate of any Obligor pursuant hereto or in connection herewith.

“Maximum Line Amount” means $35,000,000.

“Negotiable Collateral” means all present and future letters of credit, advises of credit, notes, drafts, instruments, and documents, including, without limitation, bills of lading, leases, and chattel paper, and a Person’s books and records relating to any of the foregoing.

“Obligations” means all indebtedness, obligations and liabilities of Borrower to Lender and its Affiliates of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to, all loans (including any loan by modification, renewal or extension), all indebtedness arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrower to others which Lender may have obtained by purchase, negotiation, discount, assignment or otherwise, and all interest, taxes, fees, charges, expenses and attorney’s fees (whether or not such attorney is a regularly salaried employee of Lender or any of its Affiliates) chargeable to Borrower or incurred by Lender under this Agreement or any other document or instrument delivered in connection herewith.

“Obligor” means Borrower, any guarantor of all or any part of the Obligations, any validity guarantor, any other Person primarily or secondarily, directly or indirectly, liable on any of the Obligations, or any other Person which has granted a Lien on any assets of such Person as collateral for any of the Obligations, and “Obligors” means all of the foregoing Persons collectively.

“Permitted Liens” means (a) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been established in accordance with GAAP; (b) deposits or pledges to secure (i) statutory obligations, (ii) surety or appeal bonds, or (iii) bonds for release of attachment, stay of execution or injunction; (c) statutory Liens on property arising in the ordinary course of business which, in the aggregate, do not materially impair the use of such property or materially detract from the value of such property; and (d) Liens in favor of Lender or Borrower.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Real Property” means the real property in which Borrower has been granted a Lien or other mortgage interest in connection with a Loan.

“Records” means all documents, books, records and other information (including, without limitation, tapes, disks and related property and rights) maintained with respect to Collateral and the related Clients and Contract Debtors which Borrower has itself generated, in which Borrower has acquired an interest pursuant to an Approved Assignment Agreement or in which Borrower has otherwise obtained an interest and shall include all Collateral Files.

“Registration Statement” means that certain Form N-2 registration statement of Borrower filed with the U.S. Securities and Exchange Commission on or about the Agreement Date.

“Release Price” means, with respect to particular Collateral to be released hereunder, an amount equal to the portion of the Obligations attributable to the outstanding balance of the Loan Account and the respective Collateral at the time of such release, as determined by Lender (it being agreed that Lender may, in its discretion, include accrued interest, fees and other similar amounts in calculating the Release Price).

“Servicer” means at any time the Person then authorized, pursuant to a Servicer Agreement acceptable to Lender in its reasonable discretion, to service, administer and collect Collateral.

“Servicer Agreement” means an agreement between a Servicer and Lender entered into in accordance with Section 16 hereof.

“Servicer Default” means the occurrence of any of the following events:

(i)           the failure of the Servicer to deliver any payments, collections or proceeds which it or Borrower is obligated to deliver under the terms hereof, a Servicer Agreement or of any other Loan Document at the times it is obligated to make such deliveries under the terms hereof or of any other Loan Document and such failure shall remain unremedied for two (2) days;

(ii)          the failure (other than an insignificant failure) of the Servicer to satisfy any of its or Borrower’s reporting, certification, notification or documentation requirements under the terms hereof, a Servicer Agreement or of any other Loan Document or the failure of the Servicer to observe or perform any material term, covenant or agreement applicable to Borrower hereunder, under any Servicer Agreement or under any other Loan Document (other than those described in clause (i) above) and such failure shall remain unremedied for five (5) days after Servicer obtains knowledge of such failure;

(iii)         any representation, warranty or statement of the Servicer made under any Servicer Agreement or in any other Loan Document shall prove to be incorrect in any material respect, and, solely if such incorrect representation, warranty or statement can be remedied, such representation, warranty or statement is not made true within fifteen (15) days;

(iv)         the occurrence of a default under the Servicer Agreement;

(v)          (A) the occurrence of any litigation, investigation or proceeding before any court, arbitrator or governmental authority, against the Servicer seeking damages or claiming an amount, which is reasonably likely to impair the ability of the Servicer to perform its obligations under the Servicer Agreement and under the Loan Documents, or (B) the entry of one or more judgments or decrees against the Servicer involving, in the aggregate, a liability of greater than $25,000, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, nor shall any action be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer to enforce any such judgment (whether insured or uninsured); or

(vi)         the occurrence of any Bankruptcy Event in respect of the Servicer.

“Sub-Administration Agreement” means that certain Sub-Administration Agreement dated on or about the Agreement Date between Administrator and Vastardis, pursuant to which Vastardis agrees to provide certain accounting, treasury, financial reporting and other services for and on behalf of Borrower.

“Subordinated Debt” means (a) the indebtedness of Borrower evidenced by the Distribution Notes, and (b) all of the other indebtedness owed by Borrower to any other Person, the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved by Lender in its discretion.

“Tangible Net Worth” means, as of any date, the total assets of Borrower minus the total liabilities of Borrower calculated in conformity with GAAP, less all amounts due from Borrower’s Affiliates and the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, intellectual property, unamortized excess cost of investments in subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“Vastardis” means Vastardis Fund Services, LLC, a Delaware limited liability company.

Other Definitional Provisions.  References to the “Schedule” or any “Section” or “Exhibit” refer to the Schedule or a section or exhibit, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  In this Agreement: words importing any gender include the other genders; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any Person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such Persons; any and all terms which are defined in the UCC and are not defined herein shall be construed and defined in accordance with the definition of such terms under the UCC; all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and all references to time of day shall refer to New York City, New York time.

2.            Borrowing.

(a)          Amount Available to Be Borrowed.  From time to time Borrower may request, and Lender will, subject to the other terms and conditions of this Agreement, lend to Borrower up to an amount equal to the Borrowing Base at any time.  Borrowed amounts that are repaid may be reborrowed upon the terms and conditions of this Agreement.

(b)          Standards.  Lender will determine eligibility and the loan value of Collateral, in its sole discretion, consistent with Lender’s experience, prudent business judgment and standards of commercial reasonableness applicable to asset-based credits and in good faith.  Any loans requested by Borrower and made by Lender or at any time outstanding in excess of the Borrowing Base or any other limitation set forth in this Agreement will, nevertheless, be subject to the terms of this Agreement, will constitute Obligations for all purposes and be entitled to the benefits of the Collateral.

(c)          Persons Authorized to Request Loans.  Borrower hereby authorizes and directs Lender to make loan advances to or for the benefit of Borrower upon receipt of instructions from any of the persons listed on Item 2 of the Schedule.  Lender shall have no liability whatsoever to Borrower or any other Person for acting upon any such instructions which Lender, in good faith, believes were given by any such person, and Lender shall have no duty to inquire as to the propriety of any disbursement.  Lender is hereby authorized to make the loans provided for herein based on instructions received by facsimile, electronic mail, telephone or other method of communication from any of such persons.  Although Lender shall make a reasonable effort to determine the person’s identity, Lender shall not be responsible for determining the authenticity of any such instructions, and Lender may act on the instructions of anyone it perceives to be one of the persons authorized to request loans hereunder.  Lender shall have the right to accept the instructions of any of the foregoing persons unless and until Lender actually receives from Borrower (in accordance with the notice provisions of this Agreement) written notice of termination of the authority of that person.  Borrower may change persons designated to give Lender borrowing instructions only by delivering to Lender written notice of such change.  Borrower will ensure that each telephone instruction from any person designated in or pursuant to this paragraph shall be followed by written confirmation of the request for disbursement in such form as Lender makes available to Borrower from time to time for such purpose; provided, however, that Borrower’s failure to provide written confirmation of any telephonic instruction shall not invalidate such telephonic instruction.

(d)          Application of Remittances.  Borrower will use only billing statements or invoices in forms that Lender has approved, and Borrower’s billings on such invoices will be conclusive evidence of assignment and transfer hereunder to Lender of the Collateral represented thereby, whether or not Borrower executes any other instrument with regard to any specific Collateral.  Borrower will cause the proceeds of Collateral to be forwarded by all Clients, Contract Debtors and Servicers directly to a lockbox or depositary account as designated by Lender.  Such lockbox or depositary account shall be maintained by such bank as Lender may approve and all payments received in such lockbox or depositary account shall be deposited in a bank account in Lender’s name and owned by Lender for application to the Obligations.  All Collections, checks or other remittances received by Borrower will be received by Borrower in trust for Lender, and Borrower will turn over to Lender the identical remittances as speedily as possible, appropriately endorsed, if necessary.  As compensation to Lender for delays in the collection and clearance of such checks, Borrower agrees to pay interest on each remittance, including wire transfers, from the date of Lender’s receipt thereof plus the number of days set forth on Item 3 of the Schedule at the rate applicable to loans outstanding hereunder, as set forth in Section 3 below.  Borrower will account fully and faithfully for and promptly pay or turn over to Lender proceeds in whatever form received of the sale or other disposition of any Loan Account or any other Collateral, and Borrower agrees that the inclusion of proceeds in “Collateral” will not be deemed to mean that Lender consents to Borrower’s disposition of any Loan Account or any other Collateral other than in accordance with the terms of this Agreement.

(e)          Conditions to Obligation to Make Loans.  Borrower acknowledges that Lender’s obligation to make loans to Borrower (or to issue or create or cause the issuance or creation by Lender or its Affiliates of letters of credit or acceptances for Borrower’s account) is subject to the following terms and conditions:

(i)           Lender has no obligation to make the initial loan to Borrower or to extend any other financial accommodation to Borrower unless and until (A) Borrower delivers to Lender, in form and substance satisfactory to Lender in its discretion, each agreement, instrument, legal opinion and other document specified on Item 4 of the Schedule, and (B) each other condition precedent specified on Item 4 of the Schedule has been satisfied in a manner satisfactory to Lender in Lender’s discretion.  In the event that all such conditions have not been satisfied or waived in writing by Lender prior to September 30, 2010, then Lender shall have no obligation to make any loans hereunder and no other obligation to Borrower hereunder or under any other Loan Document.

(ii)          Lender’s obligation to make any loans to Borrower and extend other financial accommodations to Borrower (including the initial loans) is subject to the conditions that, as of the date of any such loan or other accommodation, no Default will have occurred and be continuing hereunder, there will have occurred no material adverse change in Borrower’s financial condition, operations or prospects as compared to the state of facts existing on the Agreement Date, and Borrower’s representations and warranties set forth in this Agreement and the other Loan Documents (including any amendment, modification, supplement or extension hereof and thereof) will be true and correct as if made on and as of the date of each subsequent credit request.  Each request for a borrowing or other financial accommodation by Borrower will be deemed to be a reaffirmation of each of Borrower’s warranties and representations hereunder.

(iii)         Lender and Borrower shall have entered into any amendment to this Agreement that Lender shall request in order to fully protect Lender’s interests in the Obligations, Collateral, Contracts, Loan Accounts and the proceeds of the foregoing and its other rights and remedies hereunder or otherwise.  Lender and each Servicer shall have entered into any agreement that Lender shall request in order to fully protect Lender’s interests in the Obligations, Collateral, Contracts, Loan Accounts and the proceeds of the foregoing and its other rights and remedies hereunder or otherwise.

(f)           Repayment of Loans.  In the event of any breach by Borrower of any provision hereof or upon termination of this Agreement, Borrower will repay upon demand all of the Obligations.  If no demand is earlier made, Borrower will repay all Obligations in full, without demand or notice, on the last day of the term of this Agreement (as provided in clause (g) below).  If at any time for any reason, the aggregate outstanding principal amount of all loans exceeds the Borrowing Base or any other limitation on the amount available to be borrowed hereunder, Borrower will immediately, without notice or demand, repay the outstanding principal amount of the loans, together with accrued and unpaid interest on the amount repaid, in an amount equal to such excess (it being understood that such excess amount, regardless of how it arose, shall nevertheless constitute an Obligation hereunder and be secured by all of the Collateral).  Borrower shall make each payment required hereunder or under any other Loan Document without setoff, deduction or counterclaim.

(g)          Maturity.  This Agreement will continue in full force and effect from the Agreement Date until the termination date provided for in Item 5 of the Schedule.

(h)          Voluntary Termination.  Borrower may terminate this Agreement at any time upon at least 30 days’ prior written notice to Lender.  On the date specified in such notice, termination will be effective, so long as Borrower has paid to Lender, in same day funds, an amount equal to the aggregate principal amount of all loans outstanding on such date, together with accrued interest thereon, the originals of all letters of credit and bankers acceptances, if any, issued, created or guaranteed by Lender or any of its Affiliates for Borrower’s account have been returned for cancellation or have been presented and paid by Borrower or other arrangements satisfactory to Lender have been made, all other Obligations outstanding and unpaid have been paid in full in cash, and Borrower has provided Lender an indemnification agreement satisfactory to Lender with respect to returned and dishonored items and such other matters as Lender shall require.

(i)           Termination on Default.  Notwithstanding the foregoing, should a Default occur and be continuing, Lender will have the right to terminate this Agreement at any time without notice.

(j)           Survival.  Notwithstanding termination, all the terms, conditions, and provisions hereof (including Lender’s security interest in the Collateral, but excluding any obligations of Lender hereunder) will continue to be fully operative until all Obligations have been fully disposed of, concluded, paid, satisfied, and liquidated.  Lender shall have no obligation to release its Liens on any Collateral until (i) the Obligations have been repaid in full in cash in immediately available funds, (ii) Lender shall have received cash collateral for, or other arrangements satisfactory to Lender shall have been made with respect to, contingent Obligations, (iii) the line of credit contemplated hereby shall have been terminated, and (iv) Borrower and all other Obligors shall have executed a general release of all claims and causes of action against Lender and its Affiliates relating to this Agreement and the transactions contemplated hereby in form and substance acceptable to Lender.

(k)          Payments as Loans.  Borrower’s failure to pay any amount due from Borrower under this Agreement or any other Loan Document, whether for principal, interest, fees, premiums, costs, expenses or otherwise, shall be deemed to be a request by Borrower for a loan hereunder, and Lender may charge Borrower’s loan account for any such amount.  Additionally, if Lender determines in its discretion that extensions of credit are necessary to protect the Collateral or to enhance the likelihood of payment in full of the Obligations, Lender is hereby authorized to make such extensions of credit and charge them to Borrower’s loan account.

3.            Interest and Fees.

(a)          Interest on Loans.  Borrower will pay Lender or, at Lender’s option, Lender may charge Borrower’s loan account with, interest on the average daily net principal amount of Obligations outstanding hereunder, calculated monthly and payable on the first day of each calendar month, at a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) (the “Interest Rate”) equal to the sum of (i) LIBOR (as defined below), plus (ii) the interest margin specified in Item 6 of the Schedule.  The Interest Rate may not be the lowest or best rate at which Lender calculates interest or extends credit.  The Interest Rate for each calendar month shall be adjusted (if necessary) on the first day of such calendar month and shall be equal to the Interest Rate in effect as of the close of business on the last Business Day of the immediately preceding calendar month.

As used herein, “LIBOR” means, at any time, an interest rate per annum equal to the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published in the “Money Rates” section of The Wall Street Journal (or another national publication selected by Lender) as the one month London Interbank Offered Rate for United States dollar deposits (or, if such page shall cease to be publicly available or, if the information/description contained on such page, in Lender’s sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, then such rate as reported by any publicly available recognized source of similar market data selected by Lender that, in Lender’s reasonable judgment, accurately reflects such London Interbank Offered Rate) but in no event shall LIBOR be less than one quarter of one percent (0.25%).

(b)          Default Interest.  To the extent permitted by law and without limiting any other right or remedy of Lender hereunder, whenever there is a Default under this Agreement, the rate of interest on the unpaid principal balance of the Obligations shall, at the option of Lender, be increased by adding the default margin identified on Item 7 of the Schedule to the interest rate otherwise in effect hereunder.  Lender may charge such default interest rate retroactively beginning on the date the applicable Default first occurred or existed.  Borrower acknowledges that:  (i) such additional rate is a material inducement to Lender to make the loans described herein; (ii) Lender would not have made the loans in the absence of the agreement of Borrower to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Lender that the loans will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (A) the cost to Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the loans, and (B) compensation to Lender for losses that are difficult to ascertain.  In the event of termination of this Agreement by either party hereto, Lender’s entitlement to this charge will continue until all Obligations are paid in full.

(c)          Fees.  Borrower will pay to Lender the fees set forth in Item 8 of the Schedule.

(d)          No Usury.  Borrower acknowledges that Lender does not intend to reserve, charge or collect interest on money borrowed under this Agreement at any rate in excess of the rates permitted by applicable law and that, should any interest rate provided for in this Agreement exceed the legally permissible rate(s), the rate will automatically be reduced to the maximum rate permitted under applicable law.  If Lender should collect any amount from Borrower which, if it were interest, would result in the interest rate charged hereunder exceeding the maximum rate permitted by applicable law, such amount will be applied to reduce principal of the Obligations or, if no Obligations remain outstanding, will be refunded to Borrower.

(e)          Monthly Statements. Lender will render a statement to Borrower each month for loans, payments, and other transactions pursuant to this Agreement, and such statement rendered by Lender will be binding upon Borrower unless Lender is notified in writing to the contrary within 30 days after the date such statement is rendered.

4.            Representations and Warranties of Borrower.

(a)          Authority, Compliance with Laws, Litigation, No Material Adverse Change, Etc.  Borrower represents and warrants to Lender that:  (i) Borrower’s exact legal name, type of organization, state of incorporation and organizational identification number are fully and accurately set forth on Item 9 of the Schedule, and Borrower is duly incorporated and validly existing under the laws of such state of incorporation; (ii) the execution, delivery, and performance of this Agreement and the other Loan Documents are within Borrower’s corporate powers, have been duly authorized, do not violate Borrower’s constituent documents, any law or regulation, including without limitation, any law or regulation relating to occupational health and safety or protection of the environment, applicable to Borrower, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower or Borrower’s property is bound; (iii) this Agreement and the other Loan Documents to which Borrower is a party constitute valid, binding and enforceable obligations of Borrower in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws applicable to creditors’ rights generally or by generally applicable equitable principles affecting the enforcement of creditors’ rights; (iv) Borrower has no subsidiaries or other investments in other Persons, except as set forth on Item 10 of the Schedule; (v) Borrower is in compliance in all material respects with all laws, rules and regulations applicable to Borrower, including laws, rules or regulations with respect to the environment, occupational health and safety and pensions or other employee benefits; (vi) except as set forth on Item 11 of the Schedule, there is no litigation or investigation pending against Borrower (or, so far as Borrower is aware, threatened) which, if it were decided adversely to Borrower, could reasonably be expected to have a material adverse effect on Borrower, Borrower’s financial or operational condition or Borrower’s prospects (taking into account any insurance coverage that has been acknowledged by the insurer); (vii) other than debt that is to be repaid from the proceeds of the first advance hereunder, Borrower is not indebted to any other Person for money borrowed nor has Borrower issued any guaranty of payment or performance by any other Person, except as set forth on Item 12 of the Schedule; (viii) since the date of the financial statements of Borrower most recently delivered to Lender, there has been no material adverse change in Borrower’s business, Borrower’s financial or operational condition or Borrower’s business prospects; and (ix) Borrower is, and after giving effect to the consummation of the Contribution, the incurrence of the initial loans under this Agreement and the application of the proceeds of such loans, Borrower will be, solvent and has sufficient revenues to pay Borrower’s obligations as they come due and adequate capital with which to conduct Borrower’s business.

(b)          Title to Assets, Other Collateral Matters.  Borrower represents and warrants to Lender that:  (i) Borrower has good and marketable title to the Collateral, free of all Liens except for Permitted Liens, and no financing statement, mortgage, notice of Lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of any Lien against any of the Collateral has been signed, authorized or delivered by Borrower, except in Lender’s favor or with respect to Permitted Liens; (ii) except as set forth on a Borrowing Base Certificate, no dispute will exist regarding any Collateral in any respect, including, without limitation, disputes as to price, terms, warranties, quantity or quality, repayment and claims of set-off, release from liability or defense based upon any act of God or a public enemy or war or because of the requirements of law or of rules, orders, or regulations having the force of law; (iii) in the past five years, except as set forth on Item 13 of the Schedule (A) neither Borrower nor any Existing Borrower has used any other legal, trade or fictitious names, and (B) other than the Contribution, neither Borrower nor any Existing Borrower has been a party to any merger or purchased assets from any other Person other than in the ordinary course of business; and (iv) the chief executive office and principal place of business of Borrower and each Existing Borrower and all Collateral is located at the addresses (including the county) set forth on Item 14 of the Schedule and has not been located at any other location during the five year period prior to the Agreement Date.

(c)          Contribution and Initial Public Offering.  Borrower represents and warrants to Lender that:

(i)           Borrower has furnished to Lender true, complete and correct copies of all of the Contribution Documents and the Registration Statement (including any schedules, exhibits and annexes to any of the foregoing) as in effect on the date hereof.

(ii)          Neither the Registration Statement nor any of the Contribution Documents has been amended, supplemented or modified, and the Contribution Documents constitute the complete understanding among the parties thereto in respect of the Contribution and the other matters and transactions covered thereby.

(iii)         Each Contribution Document has been duly executed and delivered by the parties thereto and is a legal, valid and binding obligation of each such party, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

(d)          Consummation of Transactions.  On or prior to the date of the first loan advance by Lender hereunder, the Initial Public Offering and the transactions contemplated by the Contribution Documents and will have been consummated in accordance with all applicable laws and, except as consented to in writing by Lender, in the manner provided in the Registration Statement and the Contribution Documents in accordance with the terms thereof without any material waivers or amendments thereto, and each of the material conditions to such consummation set forth in the Contribution Documents and the Registration Statement shall have been fulfilled without any waiver of any thereof.

(e)          Additional Representations.  Borrower represents and warrants to Lender that: (i) Borrower is not engaged as one of Borrower’s principal activities in owning, carrying or financing the purchase or ownership by others of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System); (ii) Borrower owns no real property and leases no real property other than as listed on Item 15 of the Schedule; (iii) a true, correct and complete list of each Servicer and all warehousemen, processors, consignees or other bailees with possession or control of any Collateral is set forth on Item 15 of the Schedule; and (iv) a list and brief description of all bank accounts maintained by Borrower with any bank or financial institution is set forth on Item 16 of the Schedule.

(f)           Amendments.  Borrower agrees to enter into such amendments as Lender may request in order to fully protect Lender’s rights and remedies and interests hereunder.

(g)          Investment Company Act; Business Development Company.  Borrower represents and warrants to Lender that Borrower is in compliance with the Investment Company Act of 1940 and all other applicable securities laws and regulations, and Borrower has made a valid election to be treated as a “business development company” under the Investment Company Act of 1940, in each case both before and after giving effect to the incurrence of the loans contemplated hereby.  Without limiting the generality of the foregoing, Borrower represents and warrants to Lender that the loans contemplated hereby do not exceed any applicable limitations imposed by the Investment Company Act of 1940 or any other applicable laws or regulations.

5.            Collateral.

(a)          Collateral Assignment of Agreements.  Borrower hereby collaterally assigns to Lender, all of Borrower’s right and title to and interest in, to and under (but not any obligations under) each and every Contract, Loan Agreement, Records, Collateral File, all Approved Assignment Agreements relating thereto and all other agreements, documents and instruments evidencing, securing or guarantying any of the Collateral and all other agreements, documents and instruments related to any of the foregoing (collectively, the “Assigned Documents”).  Borrower confirms and agrees that Lender (or any designee thereof) following a Default, shall, at its option, have the sole right to enforce Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of Lender or any of its Affiliates to perform any of the obligations of Borrower under any such Assigned Document.  In addition, Borrower confirms and agrees that Borrower will, upon receipt of notice or discovery thereof, send to Lender a notice of (i) any breach of material consequence of any representation, warranty, agreement or covenant under any such Assigned Document or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly and, in any case, within two Business Days of learning thereof.  The parties hereto agree that such assignment to Lender shall terminate upon the satisfaction of the conditions specified in Section 2(j).

(b)          Grant of Security Interest.  Without limiting any of the rights of Lender contemplated by clause (a) above, to induce Lender to accept this Agreement and to make loans to Borrower from time to time pursuant to its terms, Borrower hereby grants to Lender, for itself and as agent for any Affiliate of Lender, a security interest in, and assigns, mortgages and pledges to Lender, for itself and as agent for any Affiliate of Lender, all of Borrower’s right, title and interest in and to all of Borrower’s property, whether real or personal, tangible or intangible, now owned or existing or hereafter acquired or arising, including all of the following (collectively, the “Collateral”):

(i)           all Accounts, Loan Accounts, Real Property and all interests therein, Contracts, the Assigned Documents, and all Inventory, General Intangibles, Goods, Equipment, guaranties, collateral, mortgages and Liens on real or personal property, leases, letters of credit, letter-of-credit rights, documents, records, supporting obligations, and all other rights, agreements, and property arising under, securing or relating to payment of any of the foregoing or any other Collateral and all of Borrower’s interest in any property or collateral underlying the Contracts;

(ii)          all Accounts, Inventory, Equipment, Goods, General Intangibles and Negotiable Collateral;

(iii)         all investment property, securities and securities accounts and financial assets, as well as all bank and depository accounts;

(iv)         all chattel paper (whether tangible or electronic) and contract rights;

(v)         all documents, books and records relating to any Collateral or to Borrower’s business;

(vi)         all other property of Borrower’s now or hereafter in the possession or control of Lender or any of Lender’s Affiliates (including cash, money, credits and balances of Borrower held by or on deposit with Lender or any Affiliate of Lender);

(vii)        all other assets of any Obligor, Client or Contract Debtor in which Borrower or Lender receives a security interest to secure all or part of the Obligations or which hereafter come into the possession, custody or control of Lender or any Affiliate of Lender;

(viii)       all of Borrower’s commercial tort claims listed on (A) Item 17 of the Schedule (which Borrower represents and warrants is a true, accurate and complete list of all of Borrower’s commercial tort claims as of the Agreement Date) or (B) any other writing provided to Lender pursuant to Section 7(g);

(ix)         All Collateral Files and Records relating to any of the Collateral;

(x)          all Collections and all other proceeds received in repayment or liquidation of any of the Collateral;  and

(xi)         all proceeds and products of all of the foregoing in any form, including amounts payable under any policies of insurance insuring all or any of the foregoing against loss or damage, all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all or any of the foregoing, all condemnation or requisition payments with respect to all or any of the foregoing and all increases and profits received from all or any of the foregoing and all collections and other monies due or to become due under such Accounts or Contracts.

(c)          Obligations.  Such grant, assignment, mortgage and transfer is made for the purpose of securing and the Collateral secures and will continue to secure all of the Obligations.

(d)          Release of Collateral.  Borrower may obtain the release of any Collateral (including, without limitation, the release of any security interest therein) by depositing into an account designated by Lender the Release Price therefor on the date of such repayment in immediately available funds; provided, that the foregoing release shall only be available if, after giving effect thereto and the application of the proceeds thereof in accordance with the terms hereof, there shall not be a Default hereunder, or an event that but for notice or lapse of time or both would constitute an Default, or if Lender shall determine in its discretion that, after giving effect to such release, the remaining Collateral is insufficient to support the remaining Obligations (including contingent Obligations).  Borrower shall notify Lender of the Release Price to be paid pursuant to this Section on the Business Day prior to that on which such Release Price shall be paid specifying the particular Collateral to be released and the Release Price.  Promptly after the payment in full in immediately available funds of the Release Price, Lender shall re-assign and transfer to Borrower, for no consideration but at the sole expense of Borrower, Lender’s remaining interests in the Collateral without any representation or warranty, express or implied, by or recourse against Lender.

6.            Financial Covenants.  Borrower shall comply with each of the financial covenants set forth on Item 18 of the Schedule.

7.            Collateral Covenants.

(a)          General.  Borrower will notify Lender promptly of and settle all disputes with any Client, Contract Debtor or relating to any Collateral, but, if Lender so elects, Lender will have the right at all times to settle, compromise, adjust, or litigate all disputes directly with the complainant upon such terms and conditions as Lender deems advisable without incurring liability to Borrower for Lender’s performance of such acts.  All of Borrower’s books and records concerning Collateral and a copy of Borrower’s general ledger will be maintained at the address of Borrower’s chief executive office set forth on Item 14 of the Schedule.  All Eligible Accounts included on any Borrowing Base Certificate will be, except as indicated on such Borrowing Base Certificate or subsequently in writing to Lender, bona fide and existing obligations of Clients or Contract Debtors, owned by and owing to Borrower without defense, setoff or counterclaim, and will be subject to a perfected, first-priority security interest in Lender’s favor and will be free and clear of all other Liens.

(b)          Contract/Collateral Representations and Covenants.  Borrower makes the following representations and warranties (which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until the Obligations have been paid in full, other than contingent indemnification obligations with respect to which there exists no claim), and Borrower represents, warrants, covenants and agrees as follows:

(i)           Lender has a perfected, first-priority security interest in the Collateral, together with all proceeds thereof and all security and guarantees therefor, whether now existing or hereafter arising, together with all books and records pertaining to the foregoing including the Records and the Collateral File; at the time of their pledge to Lender the Accounts are and will be bona fide existing obligations and will be owed to Borrower without any known defenses, disputes, offsets or counterclaims, or any rights of return or cancellation; Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any Client or Contract Debtor and each Client and Contract Debtor shall be able to timely discharge all of its indebtedness to Borrower or Client, as appropriate.

(ii)          Borrower shall promptly notify Lender promptly of any change in the name, type of organization or state of organization of itself or any Client.

(iii)         the Collateral is subject to a prior security interest in favor of Lender, Borrower owns the Loan Accounts and Collateral and has not granted to any other Person any participation or similar interest therein without Lender’s prior written consent, and none of Borrower’s rights under any Contract or the Collateral are subject to any security interest, lien or encumbrance, other than the security interest in favor of Lender created under this Agreement or in favor of Borrower under the Loan Agreements.

(iv)         neither any Contract nor any transaction entered into in connection therewith contravenes any applicable statute, law or regulation.

(v)          Each Loan Account is evidenced by a Contract that has been duly authorized, executed and delivered by the parties thereto and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and all amounts due to Borrower under any Contract are payable without defense, offset, claim or counterclaim.

(vi)         each Contract correctly sets forth the terms of the Eligible Accounts from the applicable Client.  Borrower shall provide Lender with prompt notice of any material breach of any Contract or any amendment thereto or any termination thereof.  Borrower also agrees that no Contract shall be modified or amended, except with respect to the interest rate charged or other provisions relating to fees and expenses, without Lender’s prior written consent which consent shall not be unreasonably withheld, unless such modification or amendment is made in the ordinary course of Borrower’s business and could not reasonably be expected to have a material adverse effect on Borrower, Borrower’s financial or operational condition or Borrower’s prospects.

(vii)        Borrower shall cause each Client to advise its Contract Debtors to remit payment on all Collateral and all other amounts owing to such Client directly to the lockbox designated by Lender in accordance with this Agreement.

(viii)       Borrower acknowledges and agrees that Lender is not undertaking any authority or responsibility with respect to any of the Contracts entered into by Borrower, nor is Lender assuming any collection or credit risk with respect to any Collateral owned by or pledged to Borrower, nor is Lender in any way involved in Borrower’s pricing, underwriting or credit decisions with respect to any Contract.

(ix)          Borrower has provided Lender with true, correct and complete copies of its internal credit write-up or other internal transaction approval document, Contracts, UCC financing statements and certified copies of certificates of good standing for each of the Clients.  Prior to the inclusion of any Loan Account as an Eligible Account in the Borrowing Base, Borrower shall deliver to Lender complete copies of its Contract, Collateral File, UCC financing statements and certified copies of a certificate of good standing for such Client.  Borrower will not make any material changes to its forms of its documentation with Clients.

(x)           Borrower shall establish and maintain reasonable procedures to verify that Contract Debtors have been receiving the goods and/or services that are the subject of the Client Accounts.

(xi)          The Collateral File for each Contract is accurate, complete, contains originals of all the Contracts and other agreements and documents relating to the Collateral covered by such Collateral File.

(xii)         At the time of inclusion of each Eligible Account in any Borrowing Base Certificate as an Eligible Account, such Eligible Account will be due and payable in accordance with the terms set forth in the Contract relating to such Collateral.

(xiii)        Borrower shall not, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Collateral, or release wholly or partly any Client or Contract Debtor or obligor thereof, or allow any credit or discount thereon.

(xiv)       Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to Collateral, by mail in such name as Lender may chose or by telephone.

(xv)        Borrower has complied with the Credit Policy for each Eligible Account, Client and Contract Debtor.

(xvi)        Each Loan Account which is included as an Eligible Loan Account on the most recent Borrowing Base Certificate submitted by Borrower to Lender, and the Contract and all Collateral related to such Loan Accounts, shall meet all representations, warranties and covenants set forth in Exhibit D hereto and shall meet all representations, warranties and covenants contained in any Approved Assignment Agreement.

(xvii)       Except as otherwise provided herein, neither Borrower nor the Servicer shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Loan Account, any Collections related thereto or any other pledged assets related thereto, or upon or with respect to any account to which any Collections of any Loan Account are sent, or assign any right to receive any income in respect thereof, except for sales of pari passu participations to third parties pursuant to any participation agreement of which Lender has received written notice.  Except as otherwise provided herein, Borrower shall not create or suffer to exist any Adverse Claim upon or with respect to any of Borrower’s assets.  Except as otherwise provided herein, no Servicer shall create, or permit any action to be taken by any Person to create, any Adverse Claim upon or with respect to any of Borrower’s assets.

(c)           Equipment.  Borrower will maintain all Equipment used or useful in Borrower’s business in good and workable condition, ordinary wear and tear excepted, subject to a perfected, first-priority security interest in Lender’s favor and free and clear of all other Liens (other than Permitted Liens), at one of the locations set forth on Item 14 of the Schedule as the current location of Borrower’s chief executive office or a current location of other Collateral.

(d)           Defense of Title.  All Collateral will at all times be owned by Borrower, and Borrower will defend Borrower’s title to the Collateral against the claims of third parties.  Borrower will at all times keep accurate and complete records of the Collateral.

(e)           Perfection; Further Assurances.  Borrower will give Lender at least 30 days’ prior written notice of any change in Borrower’s name, state of organization or organizational identification number, any change in the location of Borrower’s principal place of business or chief executive office, any change in the locations of Borrower’s Collateral and any acquisition by Borrower of any interest in real property, the entering into of any agreement with any Servicer or originator of Collateral or amendment relating to any agreement with any Servicer or originator existing as of the Agreement Date.  Borrower will, at Borrower’s expense, promptly execute and deliver from time to time at Lender’s request and pay the costs of filing such additional financing statements, mortgages, or other evidences of Liens as may be necessary or desirable to perfect or continue perfection of Lender’s security interest in Borrower’s property or, at Lender’s request, to create and perfect a Lien on newly acquired real property.  Borrower will obtain from any service, originator, custodian, landlord, warehouseman, processor or other third party operator of premises on which any Collateral is located an acceptable Lien waiver, subordination agreement or other agreement in Lender’s favor with respect to such Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon written request therefor from Lender, endorse and assign such Negotiable Collateral over to Lender and deliver actual physical possession of the Negotiable Collateral to Lender.  Borrower shall at any time and from time to time take such steps as Lender may request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for Lender, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights and chattel paper (including electronic chattel paper) in accordance with Article 9 of the UCC, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein.  Upon the occurrence of a Default hereunder, Borrower authorizes Lender to file UCC amendments assigning to Lender any UCC financing statements of record in favor of Borrower against any Clients or Contract Debtors.

(f)           Insurance.  Borrower will obtain and maintain, or will require its Clients or Contract Debtor to obtain and maintain, in full force and effect Insurance Policies covering the Collateral against all risks to which the Collateral is exposed, including loss, damage, fire, theft, and all other such risks, in such amounts, with such companies, under such policies and in such form as will be satisfactory to Lender, which policies will name Lender as an additional insured and provide that loss thereunder will be payable to Lender as Lender’s interests may appear upon a loss payee endorsement acceptable to Lender.  All proceeds of any such insurance will be paid over to Lender directly, and Lender may apply such proceeds to payment of the Obligations, whether or not due, in such order of application as Lender determines or, in Lender’s sole discretion, apply such proceeds, in whole or in part, to the replacement, restoration or rebuilding of the lost or damaged property.  Borrower will provide to Lender from time to time certificates showing such coverage in effect and, at Lender’s request, the underlying policies.

(g)           Commercial Tort Claims.  If Borrower shall at any time acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

(h)           Financing Statements.  Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as “all assets” of Borrower or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and Borrower hereby ratifies and re-authorizes all such financing statements filed by Lender on or prior to the Agreement Date.  Borrower agrees to furnish any such information to Lender promptly upon request.  Any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower or filed by Lender without the signature of Borrower and may be filed at any time in any jurisdiction.  Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming Borrower as the debtor and Lender as the secured party without the prior written consent of Lender, and Borrower agrees that it shall not do so without the prior written consent of Lender.

(i)           Use of Proceeds.  Borrower shall not use the proceeds of any loans hereunder for any purpose other than (i) consummating the Contribution, (ii) making loans to Clients pursuant to Contracts in the ordinary course of Borrower’s business, and (iii) general working capital purposes.

8.            Covenants.

(a)           No Merger or Disposition of Assets.  Borrower will not merge or consolidate with any other Person, or purchase all or substantially all of the assets of any other Person, or sell, transfer, lease, abandon, or otherwise dispose of a substantial portion of Borrower’s assets or any of the Collateral or any interest therein, except that, so long as no Default has occurred and is continuing, Borrower may make loans to Clients in the ordinary course of Borrower’s business.

(b)           No Debt or Liens; Taxes.  Borrower will not obtain from any Person other than Lender any loans, advances, or other financial accommodations or indebtedness of any kind, nor will Borrower enter into any direct or indirect guaranty of any obligation of another Person, other than, without duplication:  (i) the indebtedness evidenced by the Distribution Notes, (ii) Subordinated Debt other than the indebtedness evidenced by the Distribution Notes, and (iii) indebtedness in connection with purchase money security interests constituting Permitted Liens (and capital leases) not to exceed, in aggregated principal amount, the amount set forth on Item 19 of the Schedule at any one time outstanding.  Borrower will not permit any of Borrower’s assets to be subject to any Lien other than Permitted Liens.  Borrower shall pay when due (or before the expiration of any extension period) any tax or other assessment (including all required payments or deposits with respect to withholding taxes), and Borrower will, upon request by Lender, promptly furnish Lender with proof satisfactory to Lender that Borrower has made such payments and deposits.

(c)           No Dividends or Other Distributions.  Borrower will not retire, repurchase or redeem any of Borrower’s capital stock or other ownership interest in Borrower, nor declare or pay any dividend in cash or other property (other than additional shares of capital stock or additional ownership interests) to any owner or holder of Borrower’s shares or other ownership interest; provided, however, that Borrower may pay dividends from time to time so long as, in connection with each such payment:  (i) no payment Default (including any situation in which the outstanding loans hereunder exceed the Borrowing Base) exists or would otherwise be caused by such payment, (ii) no Default with respect to any financial covenant set forth in this Agreement exists or would otherwise be caused by such payment; (iii) no other Default exists which has had or which could reasonably be expected to have a material adverse effect on Borrower (including its financial condition or prospects), the Collateral or on Lender’s rights to enforce its rights and remedies under this Agreement and the other Loan Documents; (iv) Borrower would be in pro forma compliance with the financial covenants set forth herein after giving effect to such payment, assuming that such payment was made on the last day of Borrower’s fiscal month most recently ended; and (v) at least five Business Days prior to any such payment, Borrower shall have delivered a written notice to Lender describing the proposed payment and demonstrating in reasonable detail that such payment is permitted hereunder.

(d)           No ERISA Liabilities.  Borrower will make timely payments of all contributions required to meet the minimum funding standards for Borrower’s employee benefit plans subject to the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) and will promptly report to Lender the occurrence of any reportable event (as defined in ERISA) and any giving or receipt by Borrower of any governmental notice (other than routine requests for information) in respect of any such plan.

(e)           Transactions with Affiliates.  Borrower will not engage in any transaction with any of Borrower’s officers, directors, employees, owners or other Affiliates, except for an “arms-length” transaction on terms no less favorable to Borrower than would be granted to Borrower in a transaction with a Person who is not an Affiliate, which transaction shall be approved by Borrower’s disinterested directors and shall be disclosed in a timely manner to Lender prior to the consummation of the transaction.  Notwithstanding the foregoing, Borrower may pay management fees and incentive allocations to certain of its Affiliates so long as no material Default has occurred and no material Default would be caused by the payment of such management fees or performance fees, provided, however, that upon the occurrence of a material Default, Borrower may pay the portion of such management fees as are required to insure continued management of Borrower’s operations.

(f)           Subsidiaries.  Borrower shall not create any new subsidiary unless (i) Borrower gives Lender at least ten Business Days prior written notice thereof, (ii) Borrower causes such subsidiary to become a party to this Agreement as a co-borrower or, at Lender’s option, a guarantor (in either case on a secured basis, with Lender obtaining a perfected, first-priority security interest in substantially all assets of such subsidiary, subject only to Permitted Liens), and (iii) Lender receives such joinder agreements, amendments to this Agreement, guarantees, security agreements, legal opinions, lien search results, financing statements, and other agreements, documents and instruments as Lender may reasonably request, in each case in form and substance reasonably acceptable to Lender.

(g)           Capital Expenditures.  Borrower shall not make or incur capital expenditures in excess of the amount set forth on Item 20 of the Schedule during any fiscal year.

(h)           Amendments of Documents.  Borrower shall not amend or modify, or permit to be amended or modified, in each case without the prior written consent of Lender:  (i) any Distribution Note or any documents related thereto, (ii) any Assigned Document, (iii) the Credit Policy, (iv) any Contract, Record or Receivable File or any note, (v) Borrower’s articles of incorporation or by-laws, (vi) the Investment Advisor Agreement or any other agreement regarding investment management services, (vii) any agreement with an Affiliate, (viii) any instrument or agreement in connection with any Subordinated Debt, (ix) the Administration Agreement, or (x) the Sub-Administration Agreement.

(i)           Compliance With Laws.  Borrower shall comply in all material respects with all applicable laws and regulations, including, without limitation, the Investment Company Act of 1940 and all other applicable securities laws and regulations, and Borrower shall maintain its status as a “business development company” under the Investment Company Act of 1940.

9.             Reporting and Information.

(a)           Financial Statements.  Borrower will submit to Lender as soon as available, and in any case not later than 30 days after the end of each month, a balance sheet, a detailed statement of profit and loss and a statement of cash flows, in each case prepared in accordance with GAAP and certified by Borrower’s chief financial or accounting officer as presenting fairly, in accordance with GAAP, Borrower’s financial condition as of the last day of such month and Borrower’s results of operations for such month and for the portion of Borrower’s fiscal year ending with such month; provided, however, that for any month that is the last month of a fiscal quarter of Borrower, Borrower shall submit such information not later than 45 days after the end of such month, and such information shall be prepared for the fiscal quarter then ending and for the portion of Borrower’s fiscal year then ending.  Borrower will also submit to Lender annual financial statements no later than 90 days after the end of each fiscal year of Borrower, including a balance sheet, the related statement of profit and loss and stockholders’ equity and a statement of cash flows, in each case prepared in accordance with the requirements set forth on Item 21 of the Schedule.  Borrower will also submit to Lender annually at least 60 days prior to Borrower’s fiscal year end forecasted financial statements for the upcoming fiscal year, containing a projected balance sheet and profit and loss statement.  Together with each monthly, quarterly and annual financial statement, Borrower will deliver to Lender the certification of each of the chief executive officer and chief financial officer of Borrower in the form of Exhibit E attached hereto to the effect that Borrower is in compliance with the terms and conditions of this Agreement, and setting forth in detail the calculation of all financial covenants, or, if Borrower is not in compliance, describing the nature of any noncompliance and the steps Borrower is taking or proposes to take to remedy the same.

(b)           Collateral Reports.  Concurrent with the execution of this Agreement by Borrower and concurrent with each request for a loan pursuant to Section 2(a), but no less frequently than as required by Item 26 of the Schedule, Borrower shall deliver to Lender a fully completed Borrowing Base Certificate certified by any two of the Chief Executive Officer, Chief Financial Officer and Senior Vice President of Borrower as being true and correct.  Concurrent with the delivery of each such Borrowing Base Certificate, Borrower shall provide a written report to Lender of all materially significant Disputes and claims, together with such other reports relating to the Collateral as required by Lender.  Borrower shall deliver to Lender within fifteen (15) days after the end of each month a report, reflecting the status as of the end of each month and certified by the Chief Executive Officer or Chief Financial Officer of Borrower as being true and correct, containing (i) a current detailed aging, by total and by Client and Contract Debtor, of Borrower’s Loan Accounts, (ii) a current detailed aging, by total and by vendor, of Borrower’s accounts payable, and (iii) a detailed report of Borrower’s Collateral, all of which shall be set forth in a form and shall contain such information as is acceptable to Lender and such other information regarding Borrower or its business or financial condition.  Borrower shall cause any Servicer or originator to provide, full, complete and 24-hour on-line access to all Records and financial or other information relating to Borrower, Clients, Contract Debtors, Collateral and such other information as Lender may request.

(c)           Securities Filings.  Promptly after the sending or filing thereof, Borrower shall send to Lender copies of (i) all reports which Borrower sends to its security holders generally, (ii) all reports and registration statements which Borrower files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Lender may hereafter specifically identify to Borrower that Lender will require to be provided to Lender, (iii) all press releases and (iv) all other statements concerning material changes or developments in the business of Borrower made available by Borrower to the public (to the extent the same are required by any applicable law).

(d)           Other Information.  Borrower will notify Lender as promptly as possible of any Default, any receipt by Borrower of notice from any governmental authority that Borrower has or may have violated any law, rule or regulation applicable to Borrower or the terms or conditions of any permit or license Borrower holds or is required to hold in connection with the conduct of Borrower’s business, any amendment to Borrower’s constituent documents and any change in Borrower’s management, and the commencement of any material litigation, claim or action against Borrower.

10.           Inspection Rights; Expenses; Etc.

(a)           Inspection.  Lender may examine and make copies of Borrower’s Records, the Collateral and all other assets of Borrower or any portion thereof, wherever located, and may enter upon Borrower’s premises for such purposes upon reasonable notice (provided, however, that no such notice shall be required if a Default exists), during business hours.  Borrower will assist Lender in whatever way necessary to make each such examination.  Lender may discuss Borrower’s financial condition with Borrower’s independent accountants without liability to Lender or such accountants.

(b)           Performance by Lender.  Lender may, from time to time at Lender’s option, perform any agreement of Borrower’s hereunder which Borrower fails to perform and take any other action which Lender deems necessary for the maintenance or preservation of any of the Collateral or Lender’s interest therein, and Borrower agrees to reimburse Lender immediately on demand for all of Lender’s reasonable expenses in connection with the foregoing (including, without being limited to, reasonable fees and expenses of legal counsel), together with interest thereon at the default rate of interest provided for herein from the date any such expense is incurred until reimbursed by Borrower.

(c)           Field Examinations; Inspections.  Lender shall have the right without hindrance or delay to conduct field examinations to inspect the Collateral, Borrower’s books and records and all other aspects of Borrower’s business.  Borrower agrees to pay for such examinations as more fully described on Item 23 of the Schedule.  Lender shall have full access to all records available to Borrower from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records.  Lender may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Lender as provided herein.

11.           Rights of Setoff, Application of Payments, Etc.  Lender will be entitled to hold or set off all sums and all other property of Borrower at any time to Borrower’s credit or in Lender’s possession (or the possession of any of Lender’s Affiliates) by pledge or otherwise or upon or in which Lender may have a Lien, as security for any and all of the Obligations.  Lender will have the right and is hereby irrevocably authorized and directed to charge to Borrower’s account the amounts of any and all such Obligations.  Recourse to the Collateral or other security for the Obligations will not at any time be required and Borrower hereby waives any right of marshalling Borrower may have.  Borrower’s obligation to pay or repay the Obligations is unconditional.  Borrower agrees that Lender may take such action with regard to the custody and collection of Collateral assigned to Lender as Lender may deem necessary.  Borrower agrees that failure to take any action with regard to any given Account will not be unreasonable until and unless Lender receives a written request for specific action from Borrower with regard thereto and fails to respond thereto within a commercially reasonable time.  Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner and in such order as Lender may deem advisable.

12.           Attorney-in-Fact.  Borrower hereby appoints and constitutes Lender as Borrower’s attorney-in-fact:  (a) at any time, (i) to endorse Borrower’s name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment that come into Lender’s possession and to deposit or otherwise collect the same; (ii) to send verifications to Clients and Contract Debtors; and (iii) to execute in Borrower’s name any financing statements, affidavits and notices with regard to any and all Collateral and Lien rights; and (b) while any Default exists, (i) to receive, open, and dispose of all mail addressed to Borrower; (ii) to notify the postal authorities to change the address and delivery of mail addressed to Borrower to such address as Lender may designate; (iii) to sign Borrower’s name on any document or agreement relating to the Collateral, on drafts against Contract Debtors or Clients, and notices to Contract Debtors and Clients; (iv) to direct Servicer to perform any act deemed necessary by Lender to protect its rights to the Collateral and Obligations or otherwise necessary to carry out the covenants of Borrower hereunder, and (v) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney-in-fact are hereby authorized, ratified and approved, and said attorney-in-fact will not be liable for any errors or mistake of fact or law.  This power, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid or Lender has any commitment to Borrower under this Agreement or otherwise.

13.           Defaults and Remedies.

(a)           Defaults.  For purposes of this Agreement, “Default” means the occurrence of any of the following events:  (i) non-payment when due of any amount payable on any of the Obligations or breach of any covenant or failure to perform any agreement or failure to meet any of Borrower’s or any other Obligor’s obligations contained herein, in any other Loan Document or in any other agreement out of which any of the Obligations arose; (ii) non-payment when due of the premium on any insurance policy required to be maintained hereunder; (iii) any statement, representation, or warranty made in writing in this Agreement, in any other Loan document or in any other writing or statement at any time furnished or made by Borrower or any other Obligor to Lender proves to have been untrue in any material respect as of the date furnished or made; (iv) Borrower’s default under any other agreement for borrowed money or any other agreement involving more than the amount set forth on Item 24 of the Schedule; (v) suspension of the operation of Borrower’s present business; (vi) a Bankruptcy Event occurs with respect to an Obligor or any Obligor becomes insolvent or unable to pay its debts as they mature, or admits in writing that it is insolvent or unable to pay its debts, makes an assignment for the benefit of creditors, makes a conveyance fraudulent as to creditors under any state or federal law, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code, as amended, is filed by or against any Obligor, and in the case of any such involuntary proceeding, such proceeding continues undismissed or unstayed for 30 consecutive calendar days or any order granting the relief requested shall be entered; (vii) entry of any judgment in excess of the amount set forth on Item 25 of the Schedule against any Obligor or creation, assertion, or filing of any judgment or tax Lien against the property of any Obligor, in each case which remains undischarged for 10 days after such entry or filing; (viii) death of John E. Stuart, or withdrawal of any general partner of any Obligor which is a partnership, or dissolution, merger, or consolidation of any Obligor which is a corporation, partnership or limited liability company; (ix) transfer of a substantial part (determined by market value) of the property of any Obligor; (x) sale, transfer or exchange, either directly or indirectly, of a controlling stock or equity ownership interest of any Obligor (without limiting the generality of the foregoing, a Default shall exist if Investment Advisor shall cease to be the investment advisor of Borrower, or if John E. Stuart shall cease to have voting and managerial control of Full Circle Advisors, LLC); (xi) termination, unenforceability or withdrawal of any guaranty or validity guaranty for the Obligations, or failure of any Obligor to perform any of its obligations under such a guaranty or validity guaranty or assertion by any Obligor that it has no liability or obligation under such a guaranty or validity guaranty; (xii) appointment of a receiver for the Collateral or for any other property in which Borrower has an interest; (xiii) seizure of any Collateral by any Person other than Lender; (xiv) any person identified on Item 26 of the Schedule shall for any reason cease to hold the office of Borrower set forth opposite such person’s name on Item 26 of the Schedule (or any such person shall cease to perform the duties generally associated with such office) and a replacement satisfactory to Lender shall not be appointed within 60 days; (xv) the occurrence of any act, omission, event or circumstance which has or could reasonably be expected to have a materially adverse effect on Borrower or any other Obligor; (xvi) payment by Borrower on or with respect to the Distribution Notes in violation of the subordination provisions set forth therein, or payment by Borrower on or with respect to any other Subordinated Debt in violation of the applicable subordination agreement, with the exceptions of any liabilities regarding distributions permissible under Section 8(c) herein; (xvii) any default or event of default exists with respect to the subordination provisions contained in the Distribution Notes or the applicable subordination agreement with respect to any other Subordinated Debt; (xviii) the Pension Benefit Guaranty Corporation or the Department of Labor commences proceedings under ERISA to terminate any of Borrower’s employee pension benefit plans; (xix) a Servicer Default occurs; (xx) Borrower shall fail to cause the net cash proceeds of the IPO (which must be at least $15,000,000) to be paid to Lender in immediately available funds for application to the Obligations on or prior to the date that is five Business Days after the Agreement Date; or (xxi) Existing Borrowers shall fail to pay to Lender, in immediately available funds on or prior to the date that is five Business Days after the Agreement Date, a fee in the amount of $260,343 in consideration of Lender’s release of its Liens on the assets of Existing Borrowers which are not contributed to Borrower pursuant to the Contribution Documents.

(b)          Remedies.  If a Default occurs and is continuing, in each case without demand or notice to Borrower, any other Obligor or any other Person (unless such notice is expressly required hereunder or under applicable law):

(i)           Lender may terminate Lender’s commitment, if any, to make loans or to extend other financial accommodations to Borrower, and may declare the entire principal amount of all loans outstanding hereunder, all interest thereon, any unpaid fees and all other Obligations of any kind or nature to be, and thereupon the same will immediately become, due and payable in full; and, in the event of a Default described under clause (vi) of Section 13(a), such termination and acceleration shall automatically occur without any notice, demand or presentment of any kind.  Borrower agrees to deposit with Lender a cash sum equal to the amount of letters of credit and acceptances issued or guaranteed by Lender or any Affiliate of Lender which have not been drawn upon or matured, which funds will be used to reimburse Lender or such Affiliate of Lender upon drawing under any letter of credit or maturity of any acceptance.

(ii)           Lender may decrease the advance rates set forth in the definition of “Borrowing Base” in Lender’s discretion.

(iii)           Lender or Lender’s designee may notify Clients and Contract Debtors the Collateral has been assigned to Lender and that Lender has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrower’s loan account.

(iv)           Lender may (A) exercise any of its remedies under any other Loan Document, (B) apply any cash collateral to the Obligations (without limiting the foregoing, Lender may instruct any bank or other financial institution holding any cash, certificate of deposit or other Collateral to pay over such Collateral to Lender), and (C) draw on any letter of credit issued for the benefit of Lender in connection with this Agreement or any other Loan Document and apply the proceeds thereof to the Obligations.

(v)           Lender may make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral.  Borrower authorizes Lender to enter each premises where any Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in Lender’s opinion appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith and to instruct or direct any Servicer or originator in any matter relating to the Collateral.

(vi)           Lender may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral.  Any such sale may be either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms.  It is not necessary that the Collateral be present at any such sale.

(vii)         Lender may, without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Collateral, to which appointment Borrower hereby consents, whether or not foreclosure or repossession proceedings have been commenced hereunder or under any other Loan Document and whether or not a foreclosure sale or secured party sale has occurred.

(viii)        Lender may exercise all of Borrower’s rights and remedies under one or more Contracts and deal directly, in Lender’s name or in Borrower’s name, with Customers and Clients.

(ix)           Lender may, at Lender’s option, exercise any of the remedies available to Lender as a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction, or otherwise available to Lender under applicable law.  Borrower agrees, upon Default, to cease the sale or other disposition of the Collateral, except with Lender’s prior written consent, and to assemble at Borrower’s expense all the Collateral at a convenient place acceptable to Lender.  Lender may charge to Borrower’s loan account and Borrower will pay Lender upon demand all costs and expenses, including reasonable attorneys’ fees (including fees of attorneys that are regular salaried employees of Lender or any of its Affiliates), in connection with:  (A) the liquidation of any Collateral; (B) obtaining or enforcing payment of the Obligations; (C) the settlement, adjustment, compromise, or litigation of Client disputes; or (D) the prosecution or defense of any action or proceeding either against Lender or against Borrower concerning any matter growing out of or in connection with this Agreement and/or any Collateral and/or any Obligations.  If at any time Lender pays any state, city, local, federal, or other tax or levy attributable to the Collateral, Borrower will repay to Lender the amount of tax so paid by Lender.  Borrower agrees that Lender may apply any proceeds from disposition of the Collateral first to satisfy obligations secured by Liens prior to Lender’s security interest.  Borrower will remain liable and will pay on demand any deficiencies arising upon the liquidation of any Collateral held by Lender.

(c)           Notices.  If any notice of intended disposition of the Collateral or of any other act by Lender is required by law and a specific time period is not stated therein, such notice, if given five days before such disposition or act, in accordance with the provisions of Section 15(a), will be deemed reasonably and properly given.

(d)           License.  Borrower hereby grants to Lender a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower agrees that its rights under all licenses, and all franchise agreements shall inure to Lender’s benefit.

(e)           Remedies Cumulative.  Lender’s rights and remedies under this Agreement and all other Loan Documents shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Borrower’s part shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election or acquiescence by it.

14.          Indemnification.  Borrower agrees to defend, indemnify, and hold harmless Lender and Lender’s directors, officers, employees, Affiliates, representatives, attorneys and agents (each an “Indemnified Person”) from and against any and all penalties, fines, liabilities, damages, costs, or expenses of whatever kind or nature asserted against any such Indemnified Person, arising out of, or in any way related to this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, including by reason of the violation of any law or regulation relating to the protection of the environment or the presence, generation, disposal, release, or threatened release of any hazardous materials in connection with Borrower’s business on, at or from any property at any time owned or operated by Borrower, including, without limitation, reasonable attorneys’ and consultants’ fees, investigation and laboratory fees, court costs, and litigation expenses actually incurred; provided, however, that Borrower shall not have any obligations under this Section to indemnify any Indemnified Person with respect to a matter covered hereby to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that the amount in question resulted from the gross negligence or willful misconduct of any Indemnified Person.  Without limiting the foregoing, Borrower represents and warrants that there has been no loan broker or investment banker involved in connection with the transactions contemplated hereby, and Borrower agrees to indemnify and hold Lender harmless from any claim of compensation payable to any loan broker or investment banker in connection with the transactions contemplated hereby.

15.          General Provisions.

(a)           Notices.  Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and communications hereunder and thereunder will be in writing or by telephone subsequently confirmed in writing.  Notices in writing will be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and will be deemed received, in the case of personal delivery, when delivered; in the case of overnight courier service, on the next Business Day after delivery to such service; in the case of mailing, on the fourth Business Day after mailing; and, in the case of facsimile transmission, upon transmittal if confirmed by the sender’s facsimile device.  A telephonic notice to Lender as understood by Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.  Notices to Lender or Borrower will be sent to the addresses set forth on Item 27 of the Schedule, or any other address for either of Borrower or Lender of which the other is notified by like notice.

(b)           No Waiver.  No waiver hereunder will be valid unless in writing signed by Lender and then only to the extent therein stated.  No delay or failure on Lender’s part in the exercise of any right or remedy hereunder will operate as a waiver thereof or of Lender’s right to exercise any other right or remedy.

(c)           Time of Essence.  Time is of the essence of this Agreement.

(d)           Severability.  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)           Successors and Assigns.  Borrower’s and Lender’s rights and obligations hereunder and under the other Loan Documents will inure to the benefit of Borrower’s and Lender’s respective successors and assigns; provided, however, that Borrower acknowledges and agrees that without Lender’s prior written consent, which may be withheld for any reason or no reason, Borrower may not assign Borrower’s rights or obligations or any part thereof hereunder or under any other Loan Document to any other Person.  Notwithstanding anything herein or in any other Loan Document to the contrary, Lender may, without the consent of Borrower, grant a security interest in, sell or assign, grant or sell participations or otherwise transfer all or any portion of its rights and obligations hereunder and/or under one or more other Loan Documents to one or more other Persons.

(f)           Governing Law; Submission to Jurisdiction; Service; Etc.  This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict of law provisions and principles) of the State of New York.  Borrower hereby consents to the non-exclusive jurisdiction of any United States Federal Court sitting in or with direct or indirect jurisdiction over the Southern District of New York or any New York state court in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and Borrower irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum.  Borrower waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at Borrower’s address for notices pursuant to this Agreement, and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the United States mails.  Nothing herein shall limit the right of Lender to bring proceedings against Borrower or any of its Affiliates in the courts of any other jurisdiction.  Any judicial proceeding commenced by Borrower against Lender or any other holder of any Obligations, or any Affiliate of Lender or any other holder of any Obligations, involving, directly or indirectly, any matter in any way arising out of, related to or connected with any Loan Document shall be brought only in a United States Federal Court sitting in or with direct jurisdiction over the Southern District of New York or any New York state court.  Nothing in this Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement or any other Loan Document to enforce same in any other appropriate forum or jurisdiction.

(g)           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR EITHER PARTY’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF.  EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

(h)           Waiver of Hearing.  BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH BORROWER HAS UNDER ANY PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON A DEFAULT.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH LENDER MAY HAVE, BORROWER CONSENTS THAT, IF LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH PROVISION OF APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION WITH ANY PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND.

(i)           Expenses.  Borrower shall pay on demand all of Lender’s costs and expenses in connection with underwriting and performing due diligence with respect to the transactions contemplated hereby and the preparation, reproduction, execution, delivery, administration and enforcement of this Agreement, including the reasonable fees and actual out-of-pocket expenses of Lender’s counsel, in each case whether incurred on, prior or subsequent to the Agreement Date.  In addition, Borrower shall pay any and all stamp and other taxes and recording and filing fees payable in connection with the execution and delivery of all other instruments and documents to be delivered hereunder.  Such amounts may be charged by Lender to Borrower’s account as one or more loans hereunder.  All provisions in this Agreement providing for the payment or reimbursement of Lender’s attorneys’ fees and expenses include, without limitation, such fees and expenses actually incurred pursuant to or in connection with proceedings brought under 11 U.S.C., the Federal Bankruptcy Code.

(j)           Limitation of Liability for Certain Damages.  In no event shall Lender or any of its Affiliates or any of their respective officers, directors, employees or agents be liable on any theory of liability for any special, indirect, consequential, exemplary or punitive damages (including any loss of profits, business or anticipated savings) in connection with this Agreement or any of the transactions contemplated hereby.  Borrower hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(k)           Execution in Counterparts; Execution by Fax or E-Mail; Waiver of Acceptance.  This Agreement may be executed in separate counterparts, all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement or any other Loan Document by facsimile or e-mail shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document.  Any party delivering an executed counterpart of this Agreement or any other Loan Document by facsimile or e-mail also shall deliver an original executed counterpart of this Agreement or such other Loan Document, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document.  To the fullest extent permitted by applicable law, Borrower waives notice of Lender’s acceptance of this Agreement and the other Loan Documents.

(l)            No Third-Party Beneficiaries.  Neither (i) any stockholder or owner of any other equity interest in Borrower, (ii) any of Borrower’s employees or creditors (other than Lender and Lender’s Affiliates), nor (iii) any other Person claiming by or through Borrower shall be entitled to rely on this Agreement or have any rights, remedies or claims against Lender or any Affiliate of Lender under or in connection with this Agreement.

(m)          Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

(n)           Effect of Restatement.  The execution and delivery of this Agreement shall not constitute a novation, waiver, release or modification of any rights, claims or remedies of Lender under either Existing Loan Agreement or any other Existing Loan Document, or any indebtedness or other obligations owing to Lender thereunder, based on any facts or events occurring or existing prior to the date hereof.  Amounts in respect of interest, fees, and other amounts payable to or for the account of Lender shall be calculated (i) in accordance with the provisions of the applicable Existing Loan Agreement with respect to any period (or a portion of any period) ending prior to the Agreement Date, and (b) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Agreement Date.

(o)           Waiver and Release of Claims Against Lender.  To induce Lender to enter into this Agreement, Borrower (i) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower against Lender arising out of or with respect to either Existing Loan Agreement, any other Existing Loan Document, this Agreement, or the Obligations, and (b) releases, acquits, remises and forever discharges Lender and its Affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Existing Loan Agreements, the other Existing Loan Documents, or the Obligations.

(p)           Information Provided by Third Parties Binding on Borrower.  Borrower acknowledges and agrees that, due to the nature of its business and corporate structure, Vastardis, Administrator, and Investment Advisor may provide information to Lender regarding Borrower, its assets and its financial condition and results and make representations and warranties to Lender on behalf of Borrower.  Borrower hereby irrevocably agrees that Lender shall be entitled to rely on such information and such representations and warranties as if such information, representations and warranties were from Borrower directly, and Borrower shall not be entitled to assert as a defense to any Default arising from any such information, representation, or warranty that any such Person was not authorized to provide such information or make such representation or warranty.  Borrower hereby irrevocably authorizes Lender, Vastardis, Administrator, and Investment Advisor to provide information to each other regarding Borrower and to discuss Borrower’s financial condition and results with each other, all without liability to Borrower.

(q)           Contracts and Collateral Files Available for Inspection.  Lender agrees, upon reasonable prior written notice, to make all Contracts and Collateral Files held by Lender available for inspection at Lender’s office up to four times per calendar year by an independent third-party accountant for review in connection with Section 17(f)(iii) of the Investment Company Act of 1940.

16.           Servicer.

(a)           Lender shall permit Borrower to contract with a third party Servicer to perform some or all of the obligations Borrower is required to perform hereunder but only if such Servicer shall execute a Servicer Agreement acceptable to Lender in its sole discretion.  The Servicer, may among other things, obtain the execution of the Contracts, perfect and maintain perfection of Borrower’s Lien in the Collateral, manage collection, maintenance, servicing and other matters related to the Collateral, collect or arrange for payments made by Clients and Contract Debtors and direct that such collections be forwarded to Lender, maintain the Records, provide accounting and other reporting services, enforce Borrower’s rights upon a default by Client or Borrower and generally perform such other actions as Borrower is required to perform hereunder or as is prudent for Borrower to perform in managing its own business and financial affairs.

(b)           The Servicer Agreement shall contain such commercially reasonable provisions as Lender and Servicer shall mutually agree including but not limited to provisions whereby Servicer shall, on behalf of Lender:

(i)           act as agent for Lender in the perfection and maintenance of perfection of Lender’s security interest and Lien on the Collateral;

(ii)           unless otherwise held by Lender, hold originals of the Collateral File and Records;

(iii)           provide Lender with 24-hour, on-line, real time access to all Records and Collateral Files;

(iv)           enforce all security interests or Liens in the Collateral at Lender’s direction;

(v)            collect proceeds of all Collateral and forward same directly to Lender;

(vi)           follow such directions and instructions as Lender shall provide, without the consent of Borrower to such instructions or directions.

(c)           In the event of a Servicer Default, to the extent that a backup or substitute Servicer that has executed an acceptable Servicer Agreement is not available, Lender may select a replacement or substitute Servicer of its choosing, including, without limitation a Servicer that is an Affiliate of Lender, to provide the services covered by the Servicer Agreement for which Servicer Default has occurred.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower and Lender have executed this Second Amended and Restated Loan and Security Agreement as of the day and year first above written.

FULL CIRCLE CAPITAL CORPORATION

By:
John E. Stuart, President and Chief Executive Officer

FCC, LLC, d/b/a FIRST CAPITAL

By:
Lee E. Elmore, Senior Vice President

NOTARY JURAT FOR EXECUTION OF
WRITTEN OBLIGATIONS TO PAY MONEY

On this the ____ day of August, 2010, before me, the undersigned, a Notary Public in and for the State of _____________, County of _________________, ___________________________ personally appeared John E. Stuart, who is personally known to me or proved to me on the basis of satisfactory evidence to be the President and Chief Executive Officer of FULL CIRCLE CAPITAL CORPORATION, a Maryland corporation, who, being by me first duly sworn, stated that:

1.
He executed the foregoing Second Amended and Restated Loan and Security Agreement on behalf of such corporation pursuant to by-laws or a resolution of its board of directors, said execution taking place in the State of ______________________, County of ________________; and

2.	He has this day delivered the foregoing Second Amended and Restated Loan and Security Agreement to FCC, LLC, d/b/a FIRST CAPITAL, at Oklahoma City, Oklahoma, via overnight courier.

Signature of Borrower’s Officer:

By:
John E. Stuart

Sworn to and subscribed before me this ___ day of August, 2010:

Notary Signature

My Commission Expires:

[Affix Notarial Seal]

AFFIDAVIT REGARDING DELIVERY

On this the ____ day of August, 2010, before me, the undersigned, a Notary Public in and for the State of Oklahoma, County of Oklahoma, Lee E. Elmore personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be a Senior Vice President of FCC, LLC, d/b/a FIRST CAPITAL, who, being by me first duly sworn, stated that he has received delivery of the foregoing Second Amended and Restated Loan and Security Agreement on behalf of FCC, LLC, d/b/a FIRST CAPITAL, in the State of Oklahoma, County of Oklahoma.

Signature of Officer of FCC, LLC, d/b/a First Capital

Sworn to and subscribed before me this ___ day of August, 2010:

Notary Signature

My Commission Expires:

[Affix Notarial Seal]

SCHEDULE

This Schedule is a part of the foregoing Second Amended and Restated Loan and Security Agreement dated as of August [ ], 2010, between FULL CIRCLE CAPITAL CORPORATION, as borrower (“Borrower”), and FCC, LLC, d/b/a FIRST CAPITAL, as lender (“Lender”).

1.           Borrowing Base

“Borrowing Base” means, at any time, an amount equal to:

(a)           the least of:

(i)           the Maximum Line Amount,

(ii)          the sum of (x) 85% of the dollar amount of Eligible Loan Accounts, plus (y) in Lender’s sole discretion, up to 50% of the dollar amount of Eligible Restructured Loan Accounts for the period of time commencing on the date the Restructured Loan Account became Eligible hereunder and ending on the six month anniversary of such date, and thereafter in Lender’s sole discretion at 75% of the dollar amount of Eligible Restructured Loan Accounts, and

(iii)         two (2) times Tangible Net Worth;

minus

(b)           the sum of:

(i)
such reserves as Lender in the exercise of Lender’s reasonable (from the perspective of a lender in the same or similar circumstances) business judgment, may elect to establish from time to time in its discretion, plus

(ii)
the amount available to be drawn under, plus the amount of any unreimbursed draws with respect to, any letters of credit or acceptances which have been issued, created or guaranteed by Lender or any Affiliate of Lender for Borrower’s account.

2.           Persons Authorized to Request Loans

Both of the following (it being agreed that each such person must sign each loan request):

Name:	Title:
John E. Stuart	President and Chief Executive Officer
William Vastardis	Chief Financial Officer

3.           Collection Days: 3 Business Days

4.           Conditions To Initial Loans

Items listed below are required to be delivered, in form and substance satisfactory to Lender in its sole discretion, and the other items described below are required to be satisfied in a manner satisfactory to Lender in its sole discretion, in each case as a condition to Lender’s obligation to fund the initial loan or extend the first financial accommodation to Borrower under this Agreement.

Certified copy of articles of incorporation

Bylaws

Secretary’s certificate as to constituent documents, bylaws, authorizing action (e.g., corporate resolutions) and incumbency of officers/status and specimen signatures of authorized signers

Good Standing Certificate (state of organization and all other states in which Borrower is qualified to do business)

Lien search results

Lockbox, blocked account or agency account agreement(s)

Borrowing Base Certificate, together with schedules of Collateral and other supporting documentation, in each case as of a date acceptable to Lender

Financing statements

Officer’s certificate as to representations, warranties and no defaults

Solvency certificates

Opinion letter of Borrower’s legal counsel

Servicer Agreements

Assignment Agreement

Certified Copy of Contribution Documents

Pro Forma Financial Statements of Borrower as of a date satisfactory to Lender, giving effect to the Contribution

The Distribution Notes

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Borrower shall have consummated the transactions contemplated by the Contribution Documents, and Borrower shall have obtained a firm commitment from the underwriter for net cash proceeds of at least $15,000,000 from the consummation of the Initial Public Offering, which proceeds shall be directed by Borrower and acknowledged by the underwriter to be delivered to Lender for application to the Obligations, and Borrower shall have provided to Lender documentation of the foregoing in form and detail reasonably acceptable to Lender

True, correct and complete copies of the Administration Agreement, the Sub-Administration Agreement and the Investment Advisor Agreement

All other items described on the Schedule of Closing Documents previously delivered by Lender or Lender’s counsel to Borrower or Borrower’s counsel

5.           Termination Date:  This Agreement will terminate on January 31, 2012.

6.           Interest Margin:  5.50%

7.           Default Margin:  3.00%

8.           Fees
a.            Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-tenth of one percent (0.10%) per annum, applied to the amount by which the Maximum Line Amount exceeds the average daily principal balance of the outstanding revolving loans hereunder during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable in arrears on the first day of each month and on the Termination Date; provided, however, that such unused line fee shall be at a rate equal to (y) one-third of one percent (0.33%) per annum for any applicable period during which the average daily principal balance of outstanding revolving loans hereunder was greater than $20,000,000 but less than or equal to $25,000,000, and (z) one-half of one percent (0.50%) per annum for any applicable period during which the average daily principal balance of outstanding revolving loans hereunder was greater than $25,000,000.

b.           In consideration of the maintenance of Lender’s commitment hereunder, Borrower will pay to Lender a commitment fee, payable on the dates set forth below and in the amounts set forth below:

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Date	Amount
January 31, 2011	0.20% of the average daily principal balance of the outstanding revolving loans hereunder during the three-month period ending January 31, 2011
April 30, 2011	0.25% of the average daily principal balance of the outstanding revolving loans hereunder during the three-month period ending April 30, 2011
July 31, 2011	0.25% of the average daily principal balance of the outstanding revolving loans hereunder during the three-month period ending July 31, 2011
October 31, 2011	0.30% of the average daily principal balance of the outstanding revolving loans hereunder during the three-month period ending October 31, 2011
January 31, 2012	0.30% of the average daily principal balance of the outstanding revolving loans hereunder during the three-month period ending January 31, 2012

In the event that the Obligations repaid in full and Lender’s commitment to make loans hereunder is terminated on or prior to January 31, 2012, then the fee described above shall be payable on such repayment date in an amount equal to the applicable percentage set forth above, multiplied by the average daily principal balance of the outstanding revolving loans hereunder during the period beginning on the first day of the calendar quarter in which such repayment date occurs and ending on such repayment date (but without giving effect to the repayment of the Obligations on such repayment date) and pro-rated accordingly for the number of days elapsed through the date of the termination and exclusive of the first date of this Agreement.

All of the foregoing fees constitute compensation to Lender for services rendered and are not interest or a charge for the use of money.  Each installment of such fees shall be fully earned when due and payable and shall not be subject to refund or rebate.

9.           Organizational Information
Exact Legal Name of Borrower: Full Circle Capital Corporation
State of Organization:  Maryland
Type of Organization:  corporation
Organizational Identification Number:  D13520655

10.         Subsidiaries and Investments in Other Persons:  Borrower’s investments in other Persons are set forth on Exhibit C to the Purchase and Sale Agreement dated August [ ], 2010 among Borrower, Existing Borrowers and Lender.  As of the Agreement Date, Borrower’s only subsidiaries are Full Circle ICB Inc. (“FC ICB”) and FC West, Inc. (“FC West”), each of which is a Delaware corporation and each of which is a direct, wholly-owned subsidiary of Borrower.  Borrower hereby represents and warrants to Lender that (a) the only asset of FC ICB is a warrant with respect to Pittsburgh Brewing Acquisition, LLC (an affiliate of Iron City Brewing, LLC), and (b) the only asset of FC West is its membership interest in West World Media, LLC.  Borrower hereby covenants and agrees with Lender that (y) Borrower shall not make any investments in, or transfer any assets to, FC ICB or FC West without the prior written consent of Lender, and (z) promptly following the request of Lender, Borrower shall cause FC ICB and FC West to be co-borrowers under this Agreement or provide secured guaranties to Lender in accordance with Section 8(f) as if FC ICB and FC West were new subsidiaries.

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11.          Pending Litigation:  None

12.          Existing Debt and Guarantees:  None

13.          Prior Legal Names of Borrower:  None

Prior Legal Names of Existing Borrowers:  None

Prior or Current Trade or Fictitious Names of Borrower:  None.

Prior or Current Trade or Fictitious Names of Existing Borrowers:  None.

Mergers and Acquisitions by Borrower:  None.

Mergers and Acquisitions by Existing Borrowers:  None.

14.          Locations of Offices and Collateral; Services; Etc.

Current Chief Executive Office of Borrower:
800 Westchester Avenue Suite S-620
Rye Brook, NY 10573

Other Locations of Borrower’s Chief Executive Office in past five years:  None.

Other Current Collateral Locations of Borrower:  None.

Current Chief Executive Office of Existing Borrowers:
800 Westchester Avenue Suite S-620
Rye Brook, NY 10573

Locations of Existing Borrowers’ Chief Executive Office in past five years:
1 Dock Street, Suite 502
Stamford CT   06902

Other Current Collateral Locations of Existing Borrowers:  None.

Servicers:  FCC, LLC

15.         Owned Real Property:  None

5

Leased Real Property (including legal name of landlord and monthly rent):  None.  An Affiliate of the Administrator leases the real property located at 800 Westchester Avenue, Suite S-620, Rye Brook, NY 10573.

Warehousemen, processors, consignees or other bailees in possession or control of any Inventory (include name, address where Inventory is stored and description of the arrangement):  None

16.	Bank Accounts: Borrower maintains bank account number 819671173 at JPMorgan Chase.

17.         Commercial Tort Claims:
None

18.          Financial Covenants:
(a)           Borrower shall maintain, as of the last day of each month for the twelve-month period then ended, a ratio of Borrower’s (i) net income (excluding extraordinary gains and excluding unrealized gains and losses from mark-to-market adjustments) before provision for interest expense, taxes, depreciation and amortization, to (ii) interest expense, plus payments of principal actually made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid payments on Subordinated Debt and principal payments on revolving loans under this Agreement), plus payments with respect to capitalized leases, plus taxes, plus dividends and distributions, plus unfinanced capital expenditures, of at least 1.00 to 1.

(b)           Borrower shall maintain a Tangible Net Worth, plus the outstanding principal balance of Subordinated Debt, of at least $10,000,000 as of the end of each fiscal month.

19.          Permitted Purchase Money Debt:  $50,000

20.          Permitted Capital Expenditures:  $100,000 during any fiscal year

21.          Annual Financial Statements:  To be audited and certified without qualification by an independent practicing certified public accountant acceptable to Lender.

22.          Borrowing Base Certificates:  Borrower shall deliver to Lender a Borrowing Base Certificate no less frequently than weekly (by the second Business Day of each week and determined as of the close of business on the last Business Day of the immediately preceding week).

23.          Field Examinations:  Borrower agrees to pay to Lender Lender’s customary fees and disbursements relating to field examinations of the Collateral, Borrower, Borrower’s business and Borrower’s books and records, which, as of the Agreement Date, are $1,000 per examiner per day plus all of the out-of-pocket examination costs and travel and other expenses incurred such examiners.

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24.          Cross Default Amount:  $50,000

25.          Judgment Cross Default Amount:  $50,000

26.          Change of Management Default:

Name	Office
John E. Stuart	Chief Executive Officer

27.          Notice Addresses:

If to Borrower:	Full Circle Capital Corporation
800 Westchester Avenue Suite S-620
Rye Brook, NY 10573
Attn: John E. Stuart
Facsimile No.: 914-220-6301

With a copy to:	James T. Seery
LeClairRyan
One Riverfront Plaza
1037 Raymond Boulevard, Sixteenth Floor
Newark, New Jersey 07102
Facsimile No.: 973-491-3415

If to Lender:	FCC, LLC d/b/a First Capital
3520 NW 58th Street
Oklahoma City, OK 73112
Attn.: Lee Elmore, Senior Vice President
Facsimile No.: 405-917-9660

With a copy to:	Stephen D. Palmer, Esq.
Greenberg Traurig, LLP
The Forum
3290 Northside Parkway, Suite 400
Atlanta, Georgia 30327
Facsimile No.: 678-553-2261

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